EXHIBIT 3.1
VeraSun Energy Corporation
Amended and restated
Bylaws
(MAY 17, 2007)
Section 1
Offices
     Section 1.1 Principal Office: The principal office of the VeraSun Energy Corporation (the “corporation”) in the State of South Dakota shall be located in the City of Brookings, State of South Dakota. The corporation may have such other offices, either within or without the State of South Dakota, as the Board of Directors may designate or as the business of the corporation may require from time to time.
     Section 1.2 Registered Office: The registered office of the corporation required by the South Dakota Business Corporation Act to be maintained in the State of South Dakota may be, but need not be, identical with the principal office in the State of South Dakota and the address of the registered office may be changed from time to time by the Board of Directors.
     Section 1.3 Registered Agent: The registered agent of the corporation required by the South Dakota Business Corporation Act to be maintained in the State of South Dakota shall be the registered agent of the corporation appointed by the Articles of Incorporation of the corporation (as amended from time to time, the “Articles of Incorporation”). The registered agent may be changed from time to time by the Board of Directors.
SECTION 2
Shareholders
     Section 2.1 Annual Meeting: The annual meeting of the shareholders shall be held on the third Wednesday in the month of May in each year, beginning with the year 2006, or at such other date as shall be fixed by or pursuant to action of the Board of Directors, at the hour designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.
     Section 2.2 Special Meetings: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or by the Board of Directors, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.
     Section 2.3 Place of Meeting: The Board of Directors may designate any place, either within or without the State of South Dakota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of South Dakota, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of South Dakota.
     Section 2.4 Notice of Meeting: Except for the increase of stock and indebtedness of the corporation when sixty (60) days’ notice is required by Article XVII, Section 8, of the Constitution of the State of South Dakota, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
     Section 2.5 Closing of Transfer Books or Fixing of Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     Section 2.6 Voting Lists: The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least two (2) business days after notice of a meeting of shareholders is given, a complete list of the shareholders entitled to vote at such a meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, beginning two (2) business days after such notice is given, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place and for the whole of the meeting and shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.
     Section 2.7 Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 2.8 Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     Section 2.9 Voting of Shares: Subject to the provisions of Section 2.11, and except to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
     Section 2.10 Voting of Shares by Certain Holders: Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, her or it, either in person or by proxy, without a transfer of such shares into his, her or its name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee’s name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.
     Section 2.11 Cumulative Voting: At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or to cumulate such shareholder’s votes by giving one candidate as many votes as the number of such directors multiplied by the number of shares owned by such shareholder shall equal, or by distributing such votes on the same principle among any number of candidates.
     Section 2.12 Waiver of Notice: Whenever any notice is required to be given to any shareholder under the Articles of Incorporation, these Bylaws or any provision of law, a waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
     Section 2.13 Informal Action by Shareholders: Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
     Section 2.14 Notice of Shareholder Business and Nominations:
     (a) Annual Meetings of Shareholders.
     (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the corporation’s notice of meeting or any supplement to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who (A) was a shareholder of record of the corporation when the notice provided for in this Section 2.14 is delivered to the Secretary of the corporation, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in subparagraphs (2) and (3) of this Section 2.14(a).

     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.14(a)(1), the shareholder must have given timely notice of the nomination or other business in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action as determined by the Board of Directors. To be timely, a notice shall be delivered to the Secretary at the principal executive offices of the corporation at least ninety (90) days, and no earlier than one hundred twenty (120) days, before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after the anniversary date, notice by the shareholder must be delivered no earlier than one hundred twenty (120) days before the annual meeting and no later than the later of ninety (90) days before the annual meeting or ten (10) days following the day on which public announcement of the date of the meeting is first made by the corporation). The public announcement of an adjournment or postponement of an annual meeting of shareholders shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The shareholder’s notice shall set forth the information required by Section 2.14(c).
     (3) Notwithstanding anything in the second sentence of Section 2.14(a)(2) to the contrary, if the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the Secretary at the principal executive offices of the corporation not later than ten (10) days following the day on which the public announcement is first made by the corporation.
     (b) Special Meetings of Shareholders.
     (1) The only business that may be conducted at a special meeting of shareholders is the business described in the corporation’s notice of meeting. If directors are to be elected at a special meeting, nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders only (i) by or at the direction of the Board of Directors or the Chairman of the Board or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time the notice provided for in this Section 2.14(b) is delivered to the Secretary of the corporation, (B) is entitled to vote at the special meeting and (C) complies with the notice procedures set forth in Section 2.14(b)(2). If a special meeting of shareholders is called to elect one or more directors to the Board of Directors, any shareholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice containing the information and as otherwise required by Section 2.14(b)(2) is delivered to the Secretary at the principal executive offices of the corporation not later than ten (10) days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting. The public announcement of an adjournment or postponement of a special meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
     (2) For nominations to be properly brought before a special meeting by a shareholder pursuant to clause (ii) of Section 2.14(b)(1), the shareholder’s notice must contain the information required by Section 2.14(c).
(c) Information Required in Shareholder Notice. A shareholder notice given pursuant to Section 2.14(a) or 2.14(b) shall contain the following information:
     (1) the name and address of the shareholder, as they appear on the corporation’s books, and of the beneficial owner;
     (2) the class and number of shares of capital stock of the corporation that are owned beneficially and of record by the shareholder and the beneficial owner;
     (3) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at the special meeting and intends to appear in person or by proxy at the special meeting to propose such business or nomination;
     (4) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such proposal or nomination;
     (5) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”); and

     (6) the executed consent of each nominee to serve as a director of the corporation if elected.
     The corporation may require any proposed nominee to furnish any other information it reasonably requires to determine the eligibility of the proposed nominee to serve as a director.
     (d) General.
     (1) Only persons nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before an annual or special meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 and (ii) if any proposed nomination or business is not in compliance with this Section 2.14 (including whether the shareholder or any beneficial owner on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by Section 2.14(c)(3)or (4)), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.
     (2) For purposes of this Section 2.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (3) A shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 3
Board of Directors
     Section 3.1 General Powers: The business and affairs of the corporation shall be managed by its Board of Directors.
     Section 3.2 Number, Tenure and Qualifications: The Board of Directors shall consist of not less than one nor more than twelve. Until increased or decreased as provided in Article SIXTH of the Articles of Incorporation, the Board of Directors shall consist of seven members. The Board of Directors is authorized to increase or decrease the size of the Board of Directors (within the range specified above) at any time by the affirmative vote of two-thirds of the directors then in office. Without the unanimous consent of the directors then in office, no more than two additional directors shall be added to the Board of Directors in any 12-month period.
     The Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders’ meeting following the annual meeting at which such director was elected, except as provided in Article SIXTH of the Articles of Incorporation. Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.
     At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes.
     Directors need not be shareholders of the Company. A director may resign at any time by filing his or her resignation with the Secretary of the corporation.
     Section 3.3 Regular Meetings: A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of South Dakota, for the holding of additional regular meetings without other notice than such resolution.
     Section 3.4 Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Dakota, as the place for holding any special meeting of the Board of Directors called by them.
     Section 3.5 Notice: Notice of any special meeting shall be given at least forty-eight (48) hours prior to the meeting by notice communicated in person, by telephone,

telegraph, facsimile transmission or other form of wire or wireless communication, or by mail or private courier. If mailed, such notice shall be deemed effective when deposited in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid. Whenever any notice is required to be given to any director of the corporation under the Articles of Incorporation, these Bylaws, or any provision of law, a waiver thereof in writing signed at any time, whether before or after the time of the meeting by the director entitled to notice, shall be deemed the equivalent of the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise required by the Articles of Incorporation, these Bylaws, or any provision of law, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 3.6 Quorum: A majority of the number of directors elected and who have qualified for their position shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 3.7 Manner of Acting: The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, or by the Articles of Incorporation or these Bylaws.
     Section 3.8 Action Without A Meeting: Any action required or permitted by the Articles of Incorporation, these Bylaws or any provision of law to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.
     Section 3.9 Removal: Directors may be removed only for “cause” as defined in Article SIXTH of the Articles of Incorporation. A director may be removed from office by affirmative vote taken at a special meeting of the shareholders called for the purpose. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.
     Section 3.10 Vacancies: Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     When the Board fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. The term of any director elected by the Board to fill a vacancy will expire at the next shareholders meeting at which directors are elected, despite the class such director has been elected to fill.
     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term or his or her earlier death, resignation or removal.
     Section 3.11 Compensation: The Board of Directors by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may provide for the payment of the expenses of the directors, if any, of attendance at each meeting at the Board of Directors, and may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. The Board of Directors also shall have authority to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior service rendered by such directors, officers and employees to the corporation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 3.12 Presumption of Assent: A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment therefor or shall forward such dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 3.13 Committees: The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed pursuant to Section 3.2 hereof may designate an Executive Committee and one or more other committees, each committee to consist of two (2) or more directors elected by the Board of Directors. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of officers, amending the Articles of Incorporation, amending these Bylaws, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual or regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or the filling of vacancies in the Board of Directors or committees created pursuant to this

Section 3.13. The other committees, if any, shall have and may exercise such powers as may be provided in the resolution of the Board of Directors designating such committee, as such resolution may from time to time be amended and supplemented. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.
SECTION 4
Officers
     Section 4.1 Number: The officers of the corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person
     Section 4.2 Election and Term of Office: The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter stated.
     Section 4.3 Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 4.4 Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
     Section 4.5 Chairman of the Board: The Chairman of the Board shall be the chief executive officer of the corporation unless the Board of Directors shall designate another officer as the chief executive officer. The Chairman shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. The Chairman of the Board shall be chosen from the members of the Board of Directors.
     Section 4.6 President: The President shall have general powers and duties of day-to-day supervision of the business of the corporation. In the absence of the Chairman of the Board, the President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. The President shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors, and except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Except as otherwise provided by law or the Board of Directors, the President may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instrument in his or her place and stead. In general, the President shall perform all duties incident to the office of President and general manager of the corporation and such other duties as may be prescribed by the Board of Directors from time to time. The President shall be chosen from the members of the Board of Directors.
     Section 4.7 Secretary: The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board or the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.
     Section 4.8 Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 6 of these Bylaws, and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.
     Section 4.9 Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such person is also a director of the corporation.
     Section 4.10 Repayment: Any payments made to an officer of the corporation such as salary, commission, bonus, interest, or rent, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.
     Section 4.11 Assistants and Acting Officers: There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chairman of the Board or the President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers in general shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President or the Board of Directors. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer appointed by the Board of Directors shall have the power to perform all the duties of the office to which such person is so appointed to be assistant, or as to which such person is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.
SECTION 5
Indemnification
     Section 5.1 Third Party Actions: The corporation may indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or otherwise, including all appeals, by reason of the fact that he or she (hereinafter an “Indemnitee”) is or was a director, officer, employee or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Income

Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding; provided, however, that the corporation shall not indemnify a director or officer for liability for receipt of a financial benefit to which the director or officer is not entitled, an intentional infliction of harm on the corporation or its shareholders, an unlawful distribution, or an intentional violation of criminal law.
     Section 5.2 Derivative Actions: The corporation may indemnify to the fullest extent not prohibited by law any person who is a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit; provided, however, that the corporation may indemnify a director or officer in connection with a suit or proceeding by or in the right of the corporation for reasonable expenses incurred in connection with the suit or proceeding only if it is determined that the director or officer has acted in good faith and (i) in the case of conduct in an official capacity, reasonably believed that the conduct was in the best interests of the corporation, (ii) in all other cases, reasonably believed that the conduct was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create either a presumption that the director or officer did not act in good faith and in a manner which the director or officer believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, a presumption that the director or officer had reasonable cause to believe that his or her conduct was unlawful.
     Section 5.3 Rights After Successful Defense: To the extent that a director, officer, employee or agent of the corporation has been wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 5.1 or 5.2, the Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection therewith.
     Section 5.4 Determination and Authorization: Except in a situation governed by Section 5.3, any indemnification under Sections 5.1 or 5.2 (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is permissible because the Indemnitee has met the applicable standard of conduct set forth in Sections 5.1 and 5.2. Such determination, as well as an authorization for advancement of expenses, shall be made in the manner described in the South Dakota Business Corporation Act.
     Section 5.5 Advances of Expenses: Expenses of each person indemnified hereunder (including attorneys’ fees) incurred in defending a civil, criminal, administrative, arbitrative or investigative action, suit, or proceeding (including all appeals) may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of the person’s good faith belief that he or she has met any relevant standard of conduct described in Section 5.1 or Section 5.2 or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation and (ii) a written undertaking by the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.
     Section 5.6 Nonexclusiveness: The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights not prohibited by law to which those seeking indemnification may be entitled as a matter of law or under the Articles of Incorporation, these Bylaws, any agreement, vote of shareholders, any insurance purchased by the corporation, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 5.7 Purchase of Insurance: The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 5 or the South Dakota Business Corporation Act.
SECTION 6
Contracts, Loans, Checks and Deposits
     Section 6.1 Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 6.2 Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 6.3 Checks, Drafts etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 6.4 Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.
     Section 6.5 Voting Stock in Other Corporations: Stock held by this corporation in any other corporation shall be voted by the Chairman of the Board unless the Board of Directors shall, by resolution, direct how such stock shall be voted. The Chairman of the Board or other designated officer shall vote such stock in his or her discretion in the best interests of this corporation.
SECTION 7
Certificates for Shares and Their Transfer
     Section 7.1 Certificates For Shares: Shares may be certificated or uncertificated as provided by the South Dakota Business Corporation Act. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or the Chairman of the Board and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered or canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
     Section 7.2 Transfer of Shares: Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 7.3 Loss or Destruction of Certificates: In case of loss or destruction of any certificate representing shares, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the corporation and to the transfer agent and registrar, if any, of such stock, in such sum as the Board of Directors may provide.
     Section 7.4 Stock Regulations: The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of South Dakota as it may deem expedient concerning the issue, transfer, conversion and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.
SECTION 8
Miscellaneous Provisions
     Section 8.1 Fiscal Year: The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December in each year, or such other twelve consecutive months as the Board of Directors may by resolution designate.
     Section 8.2 Dividends: The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.
     Section 8.3 Seal: The seal of the corporation shall be circular in form and shall bear an inscription containing the name of the corporation. The absence of the corporation’s seal shall not invalidate any certificate, instrument, agreement or other document otherwise authorized by the corporation.
     Section 8.4 Amendments: These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided that these Bylaws and any amendment thereof shall also be subject to amendment or repeal by the holders of a majority of the voting Common Stock of this corporation.